                                                                 EXHIBIT d(1)(b)

                                 AMENDMENT NO. 1
                                       TO
                      MASTER INVESTMENT ADVISORY AGREEMENT


         This Amendment dated as of December 7, 1998, amends the Master Investment Advisory Agreement (the "Agreement"), dated June 24, 1998, between AIM Special Opportunities Funds, a Delaware business trust and A I M Advisors, Inc., a Delaware corporation.

                              W I T N E S S E T H:

         WHEREAS, the parties desire to amend the Agreement to add a new portfolio, the AIM Mid Cap Opportunities Fund;

         NOW, THEREFORE, the parties agree as follows:

         1. Appendix A to the Agreement is hereby deleted in its entirety and replaced with the following:

                                   APPENDIX A
                                       TO
                      MASTER INVESTMENT ADVISORY AGREEMENT
                                       OF
                         AIM SPECIAL OPPORTUNITIES FUNDS

         The Company shall pay the Advisor, out of the assets of a Fund, as full compensation for all services rendered and all facilities furnished hereunder, a management fee for such Fund set forth below. Such fee shall be calculated by applying the following annual rates to the average daily net assets of such Fund for the calendar year computed in the manner used for the determination of the net asset value of shares of such Fund.

                         AIM MID CAP OPPORTUNITIES FUND

NET ASSETS                                                        ANNUAL RATE
----------                                                        -----------

First $ 1 billion ...................................................1.00%
Over $ 1 billion ....................................................0.95%

                        AIM SMALL CAP OPPORTUNITIES FUND

NET ASSETS                                                        ANNUAL RATE
----------                                                        -----------

All assets ..........................................................1.00%

         2. In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

         IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers on the date first written above.

Dated: December 7, 1998

                                       AIM SPECIAL OPPORTUNITIES FUNDS


Attest: /s/ [ILLEGIBLE]                By: /s/ [ILLEGIBLE]
        ---------------------------        --------------------------------
           Assistant Secretary                       President


(SEAL)

                                       A I M ADVISORS, INC.


Attest: /s/ [ILLEGIBLE]                By: /s/ [ILLEGIBLE]
        ---------------------------        --------------------------------
           Assistant Secretary                       President


(SEAL)